Exhibit 10(t)

THIRD AMENDMENT TO
AMENDED AND RESTATED  LEASE AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED LEASE AGREEMENT (the “Amendment”) is dated as of November [14], 2008 and is by and between GROVE ISLE ASSOCIATES, LLLP,  a Delaware limited liability limited partnership [f/k/a Grove Isle Associates, Ltd.] (the “Lessor”) and GROVE HOTEL PARTNERS, LLC, A Delaware limited liability company (“Lessee”).

R E C I T A L S

A. Lessor and Westgroup Grove Isle Associates, Ltd. (the “Original Tenant”) are parties to that certain Amended and Restated Lease Agreement dated as of November 19, 1996 (the “Base Lease”), as amended by that certain Amendment to Amended and Restated Lease Agreement dated December 10, 1999 (the "First Amendment") and that certain Second Amendment to Amended and Restated Lease Agreement dated September 15, 2004 (the "Second Amendment," and together with the First Amendment and the Base Lease, the "Lease"), with respect to certain real property and improvements located at 4 Grove Isle Drive, Miami, Coconut Grove, Florida, as more particularly described in the Lease (the “Demised Premises”).

B. Pursuant to that certain Assignment and Assumption of Lease and Consent of Landlord dated November [14], 2008 by and between Original Tenant and Lessee and joined by Lessor, Original Tenant assigned and transferred to Lessee all of Original Tenant’s right, title and interest and obligations in and to the Demised Premises (the “Assignment”) and in connection therewith, the Lessor and Lessee desire to modify this Lease in certain respects.

NOW, THEREFORE, in consideration of the foregoing as well as the mutual benefits inuring to each party hereunder, the Lessor and Lessee agree that the foregoing recitals are true and correct and further agree as follows:

1. Definitions. All capitalized terms used in this Amendment without definition shall have the meanings given to them in the Lease.

2. Management.    The following provision shall be added and incorporated into the Lease:

“At all time during the Term of the Lease, (i) Lessee shall be required to engage a qualified luxury resort manager to operate the resort (the “Resort”) constituting the Leased Premises (including but not limited to the private club operated from the Leased Premises), (ii) Lessee and its affiliate engaged to manage the Resort must at all times retain their roles, equity interests in and responsibilities to Lessee under the Operating Agreement between Grove Hotel Partners, LLC, as owner and GH-Grove Isle Management LLC, as operator, covering Grove Isle Hotel and Spa, a Grand Heritage Hotel, Miami, Florida, dated November 1, 2008 (as may be amended, restated or otherwise modified from time to time; provided, however, that any amendments or modifications do not change the relationships set forth above) (the “Management Agreement”) and under the Limited Liability Company Agreement of Grove Hotel Partners, LLC dated as of May 14, 2008 (as may be amended, restated or otherwise modified from time to time; provided, however, that any amendments or modifications do not change the relationships set forth above) (the “Operating Agreement”).  This Third Amendment shall also provide that the failure to maintain a qualified manager at all times shall constitute an event of default under the Lease, and the failure of Resort Manager and Day-to-Day Manager (as defined below) at all times to retain their roles, equity interests in and responsibilities to Lessee under the Management Agreement and Operating Agreement (or being succeeded in both roles and capacities and responsibilities by a “Qualified Assignee” as defined in the Lease) shall also constitute an event of default under the Lease.”

3. Approval of Manager. Landlord hereby, (ii) approves Grand Heritage Hotel Group, LLC, John Cullen and their affiliates as the Resort Manager and Day-to-Day Manager (as defined in the Management Agreement and Operating Agreement), subject to such Resort Manager and Day-to-Day Manager at all times retaining their roles, equity interests in and responsibilities to Lessee under the Management Agreement and Operating Agreement (or being succeeded in both roles and capacities and responsibilities by a “Qualified Assignee” as defined in the Lease).

4. Landlord’s Consent.  Landlord hereby consents to the Assignment. In no event shall this consent be deemed a waiver by Landlord of Lessee’s obligations pursuant to Section 10.2 of the Lease to obtain the consent of Landlord for any future assignment or sublease of the Demised Premises, or any other transfer of the Demised Premises or any interest therein.

5. Notice.  Section 19.12 of the Lease is hereby amended and restated as follows:

“Notice. All notices and responses which are required or permitted under this Lease shall be in writing, under this Lease shall be in writing, and shall be deemed complete only when actually delivered to the recipient as follows or delivery at such address:

If to the Lessor, at:                               Grove Isle Associates, LLLP

Phone:  (                      )
E-mail:

With a copy to:                                     Jon Chassen, Esq.
Kluger, Peretz, Kaplan & Berlin, P.L.
201 South Biscayne Boulevard
8th Floor
Miami, Florida 33133
Phone: (305)341-3159
E-mail: jchassen@kpkb.com

If to Lessee, at:                                     Grove Hotel Partners, LLC

Phone:  971-404-8800
E-mail:  JCullen@grand heritage.com

With a copy to:                                     Milbank
Corporate Real Estate
Peter Benudiz
601 South Figueroa., 30th floor
Los Angeles, CA 90017
Phone:  213-892-4414
E-mail:  pbenudiz@milbank.com

Either party may change the place for giving notice by written notice in the manner set forth in this Section.”
6. No Implied Modification. Except as expressly set forth in this Amendment, the Lease shall remain in full force and effect without modification.
7. Miscellaneous.
a. In the event of any conflict between the provisions of this Amendment and the provisions of the Lease, the provisions of this Amendment shall prevail.
b. This Assignment may be executed in one or more counterparts (by facsimile or electronic PDF).

SIGNATURE PAGE FOLLOWS:

IN WITNESS WHEREOF the parties have executed this Amendment effective on the date first above written.

LESSOR:

GROVE ISLE ASSOCIATES, LLLP
A Delaware limited liability limited
________________________________	partnership, f/k/a Grove isle Associates,
Print Name: ______________________	Ltd.

________________________________	By: Courtland Investments, Inc.,
Print Name: ______________________	a Delaware corporation,
its sole general partner

By:
Name:
Title:

LESSEE:

GROVE HOTEL PARTNERS, LLC,
a Delaware limited liability company,

________________________________	By:
Print Name: ______________________	Name:
Title:

________________________________
Print Name: